                                                                      EX-99.p.4.

                            NORTHPOINTE CAPITAL, LLC
                                 CODE OF ETHICS

     NorthPointe  Capital LLC, (the  "Adviser")  has adopted this Code of Ethics
(the "Code"),  in accordance  with Rule 17j-1 (the "Rule") under the  Investment
Company  Act of 1940,  as  amended,  (the  "Act")  with  respect to mutual  fund
Clients,  and  Rule  204A-1  under  the  Investment  Advisers  Act of 1940  (the
"Advisers Act"),  with respect to all other Clients.  Rule 17j-1 and Rule 204A-1 are, collectively, referred to herein as the "Rule."

     The Rule makes it unlawful  for certain  employees in  connection  with the purchase  or sale by such  persons of  securities  held or to be acquired by any
Client (defined below) within the Rule's scope:

     1.   to employ any device, scheme or artifice to defraud such Client;

     2.   to make to the Client any untrue  statement of a material fact or omit to state to a Client a material  fact  necessary  in order to make the statements  made, in light of the  circumstances  under which they are made, not misleading;

     3.   to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such Client; or

     4.   to engage in a manipulative practice with respect to such Client.

     While  affirming  its  confidence in the integrity and good faith of all of its employees,  officers,  directors and Advisory  Persons (as defined below) of the Adviser,  the Adviser  recognizes  that certain  personnel  have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by Clients.  Furthermore,  if such  individuals  engage in personal  Covered  Securities  transactions,  these individuals  could be in a position where their personal  interests may conflict with the  interests  of Clients.  Accordingly,  this Code is designed to prevent conduct that could create an actual or potential  conflict of interest  with any
Client.

A. DEFINITIONS

     1)   "Access  Person"  means  any  director,  officer,  Advisory  Person or employee  of the  Adviser as well as any other  person  that the Chief
          Compliance  Officer  ("CCO")  determines  to be an Access  Person.  An
          Access  Person shall not include any person who the CCO  determines to be an Exempt-Access Person. The CCO maintains records of the status of all relevant  persons under the Code, and will inform each such person about that person's status as necessary.

     2)   "Advisory Person" means:

          (a)  any  employee  of an  Adviser  (or of any  company  in a  control relationship  to an Adviser) who, in  connection  with his or her regular functions or duties,  makes,  participates in, has access to or obtains  information  regarding  the  purchase or sale of a
               Covered  Security by a Client,  or whose functions  relate to the making of any  recommendations  with respect to such purchases or sales; or

          (b)  any natural  person in a control  relationship  to an Adviser who obtains information  concerning  recommendations made to a Client with regard to the purchase or sale of Covered  Securities by the
               Client.

     3)   "Beneficial  ownership"  shall be interpreted in the same manner as it would be in  determining  whether a person is considered a "beneficial owner" as defined in Rule  16a-1(a)(2)  under the Securities  Exchange
          Act of 1934, as amended,  which generally speaking,  encompasses those situations  where the beneficial  owner has or shares the opportunity, directly or indirectly,  to profit or share in any profit derived from a transaction in Covered Securities.

          A person is  normally  regarded  as the  beneficial  owner of  Covered
          Securities with respect to:

          (a)  Covered  securities that are held by the individual or by members of the  individual's  immediate family sharing the same household
               (including, but not limited to a husband, wife, domestic partner, minor child or relative);

          (b)  The   person's   interest  in  Covered   Securities   held  in  a
               discretionary or trust account; or

          (c)  The person's right to acquire equity Covered  Securities  through
               the  exercise  or  conversion  of  stock  options,   warrants  or
               convertible debt, whether or not presently exercisable; or

          (d)  All other Covered  Securities held in any other account for which the person has investment discretion or authority.

     4)   "Chief Compliance Officer" or "CCO" means the Chief Compliance Officer for the Adviser or the CCO's designee, as applicable.

     5)   "Client" means

          (a)  any investment  company registered under the Act or any series of a  registered  investment  company for whom the  Adviser  acts as investment adviser or sub-adviser or

          (b)  any separately managed investment account,  commingled/collective investment  trust fund,  hedge fund and other similar  investment arrangement, which is advised by the Adviser.

     6)   "Control" shall have the same meaning as set forth in Section 2(a) (9)
          of the Act.

     7)   "Covered Person" means any Access Person or Exempt-Access Person.

     8)   "Covered  Security" means a security as defined in Section 2(a)(36) of the Act,  except that it shall not include  direct  obligations of the
          United States government,  bankers' acceptances,  bank certificates of deposit,  commercial paper,  high quality  short-term debt instruments
          (including  repurchase  agreements),  shares  of money  market  funds, shares  of  registered  open-end  investment  companies,  (other  than
          Reportable  Funds as defined  in A(15)) and shares of unit  investment trusts that are  exclusively  invested in one or more  open-end  Funds that are not  Reportable  Funds.  "Fund" means an  investment  company registered under the Act.

     9)   "Exempt-Access Persons." The Adviser's officers, directors,  employees and other  related  persons  are  presumed  to be Access  Persons  for purposes  of the  Rules.  However,  certain  persons,  such as certain officers,  directors  of the  Advisers,  or  other  persons,  such  as temporary employees,  often do not have actual access to investment or portfolio information or participate in the recommendation process.

          Where the CCO has  determined  that the  relevant  director,  officer, employee or temporary  employee:  (1) does not meet the  definition of
          "Advisory  Person;"  (2) does not  otherwise  have access to nonpublic
          information   with  respect  to  client   holdings,   transactions  or
          securities   recommendations;   and  (3)  is  not   involved   in  the
          recommendation  process, the CCO may determine to treat such person as an "Exempt-Access Person" for purposes of this Code.

          Exempt-Access  Persons must, prior to being so designated and at least annually  thereafter,  certify  to the CCO,  in the form  attached  as
          Exhibit H, as to the relevant facts and circumstances  that formed the basis of the CCO's above-described determination.

     10)  "Investment Personnel" means

          (a)  any Portfolio Manager acting on behalf of an Adviser,  as well as any other  person  such as a  securities  analyst  and/or  trader acting on behalf of an  Adviser  (or of any  company in a control relationship  to the Adviser) who, in connection  with his or her regular functions or duties,  makes or participates in the making of  recommendations  regarding  a  Client's  purchase  or sale of securities  (including analysts providing  information and advice to Portfolio  Managers or persons  effecting  the  execution of a
               Portfolio Managers' decisions) or

          (b)  any  natural  person  who  controls  an Adviser  and who  obtains information concerning  recommendations to a Client regarding the purchase or sale of securities by a Client.

     11)  "Market  Timing" shall mean the  purchasing and selling of Fund shares on a  short-term  basis and in a manner that is contrary to the policy of the Fund as disclosed in its then-current prospectus.

     12)  "Portfolio  Managers" mean those  individuals  who, in connection with their regular duties, are entrusted with the direct responsibility and authority to make investment decisions affecting any Client.

     13)  "Principal  Underwriter"  shall have the  meaning set forth in Section
          2(a) (2) of the Act.

     14)  "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     15)  "Reportable  Fund" means any Fund for which the  Adviser  serves as an investment adviser or subadviser.

     16)  "Reporting  Person"  means any  Access  Person  and any  Exempt-Access
          Person.

     17)  "Security  held or to be  acquired"  by a  Client  means  any  Covered
          Security which, within the most recent 15 calendar days and

          (a)  is or has been held by a Client; or

          (b)  is being or has been considered for purchase by a Client; or

          (c)  any  option to  purchase  or sell any  Covered  Security  that is convertible into or exchangeable for a Covered Security described in subparts (a) and (b) of this definition.

B. STATEMENT OF GENERAL PRINCIPLES AND STANDARD OF CONDUCT

It is the duty of all  Covered  Persons to place the  interests  of our  Clients first at all times.  Consistent  with that duty,  all Covered  Persons  must (1)
conduct  all  personal  Covered  Securities  transactions  in a  manner  that is consistent with this Code of Ethics;  (2) avoid any actual or potential conflict of  personal  interest  with the  interests  of our  Clients;  (3) adhere to the fundamental standard that they should not take inappropriate  advantage of their positions  of  trust  and  responsibility;  (4)  safeguard  material  non-public
information  about  Client  transactions   including   disclosure  of  portfolio
holdings; and (5) comply with all federal securities laws.

This Code of Ethics  applies  to  transactions  in  Covered  Securities  for the accounts  of all Covered  Persons and any other  accounts in which they have any
beneficial   ownership.   It  imposes  certain   investment   restrictions   and
prohibitions  and  requires  the reports  set forth  below.  If Covered  Persons become(s) aware of material non-public information or if a Client is active in a given  Covered  Security,  some  personnel  may find  themselves  "frozen"  in a position.  The Adviser will not bear any losses in personal  accounts  resulting from the implementation of any portion of the Code of Ethics.

C. GENERAL PROHIBITIONS

     1)   All Covered Persons shall keep all information  pertaining to Clients'
          portfolio  transactions  and  holdings  confidential.  No person  with access to  Covered  Securities  holdings,  recommendations  or pending securities  transactions and holdings should disclose this information to any person,  unless such  disclosure is made in connection with his or her regular  functions  or duties.  Special care should be taken to avoid  discussing  confidential  information in  circumstances,  which would disclose this information to anyone who would not have access to such information in the normal course of events.

     2)   No Covered Person shall utilize information  concerning prospective or
          actual   portfolio   transactions  in  any  manner  that  might  prove
          detrimental to the interests of a Client.

     3)   No Covered  Person shall  purchase,  sell,  or exchange  shares of any
          series  of  a  Fund  while  in  possession   of  material   non-public
          information  concerning  the  portfolio  holdings of any series of the
          Fund.

     4)   No  Covered  Person  shall  use  his or her  position  for  his or her personal  benefit or attempt  to cause a Client to  purchase,  sell or hold a particular  Covered Security when that action may reasonably be expected to create a personal benefit for the Covered Person.

     5)   No Covered Person shall selectively disclose "non-public"  information concerning the portfolio holdings of any Client to anyone who does not
          have  a  legitimate   business  need  for  such  information  that  is
          consistent  with the  interests  of our mutual  fund and other  Client accounts, and the Adviser's Portfolio Holding Disclosure Policy.

     6)   No  Covered  Person  shall  engage in any act,  practice  or course of conduct, which would violate applicable provisions of the Rules.

     7)   No Covered  Person shall engage in, or help others  engage in,  market timing  in any  shares  of Funds  that  have a policy  against  market timing. This prohibition does not apply to short-term  transactions in money market  funds,  unless these  transactions  are part of a market timing strategy of other Funds,  nor does it apply to contributions to a 401(k) program or an automatic  reinvestment program.  However, this program does apply to internal  transfers  within a 401(k)  program to the extent such  transactions  violate a Fund's policy  against market timing.  Any profits  derived by a Covered  Person as a result of such impermissible  market  timing may be subject  to  disgorgement  at the discretion of the CCO.

     8)   No Covered  Person  shall  engage in, or help  others  engage in, late trading of Funds for any purpose.  Late trading is defined as entering or canceling any buy, sell, transfer,  or change order after the close of the regular trading on the New York Stock Exchange (generally, 4:00
          p.m.,  Eastern  Time)  or  such  other  time  designated  in a  Fund's prospectus as the timing of calculation of the Fund's net asset value.

D. PERSONAL TRADING RESTRICTIONS

     1)   Short Selling and Margin Accounts

          Access Persons are not permitted to enter into short sales or trade on margin.

     2)   Initial Public Offerings ("IPOs")

          Access  Persons are generally  prohibited  from  acquiring any Covered
          Securities in an IPO. Access Persons may, however, request and receive approval to participate in an IPO in certain limited circumstances. In
          approving  any  such  request,   the  onus  for   substantiating   and
          documenting compliance with the Code of Ethics rests on the individual
          seeking   approval.   Notwithstanding   submission  of  substantiating
          documentation,  approval  may  be  withheld  if  reviewing  Compliance personnel  believe  that an actual or  potential  conflict of interest exists with respect to any Client.  Approval to invest in an IPO shall be valid  for a period  of time  stated  in the  approval,  but may be withdrawn at any time prior to the Access Person's purchase in an IPO.

     3)   Private Placements

          Access Persons investing in private placements of any kind must obtain written prior approval from the Chief Executive  Officer (CEO) and the
          Chief Compliance  Officer (CCO). In determining  whether to grant such prior approval,  both the CEO and the CCO shall determine (among other factors) whether the investment  opportunity  should be reserved for a
          Client(s),  and  whether  the  opportunity  is  being  offered  to the individual  by virtue of his or her position  with an Adviser.  Access
          Persons,  who have been authorized to acquire Covered  Securities in a private placement must disclose such investment when they are involved
          in,  or  have  knowledge  of,  any  subsequent   consideration  of  an
          investment by a Client in that issuer. In such circumstances,  the CEO or designee with no personal  interest in the particular  issuer shall independently  review the Client's  decision to purchase that issuer's
          Covered Securities.

          All Access Persons requesting private placement approval must complete a Private Placement Approval Request Form (see Exhibit E of this Code)
          and  submit  the  form  with  supporting  documentation  to the  Chief
          Compliance  Officer  or  designee.  Approval  to  invest  in a private placement  shall  be  valid  for  the  period  of time  stated  in the approval,  but  may be  withdrawn  at any  time  prior  to the  Access
          Person's purchase in the private placement.

          New  Access  Persons  must  disclose  pre-existing  private  placement securities on their  Initial  Holdings  Report,  and must complete and return to the Chief Compliance Officer, the Private Placement Approval
          Request  Form  (Exhibit  E of the Code) for review by the CEO and CCO.
          Employees may be required to liquidate/terminate their investment in a private  placement  if deemed by the CEO and CCO to be a  conflict  of interest.

4) Covered Securities Subject to an Embargo

Access Persons are not permitted to deal in any Covered  Security upon which the
Adviser has placed, for any reason, an embargo.

5) Client with Pending Announcement of Results

Access  Persons  should not deal in the  Covered  Securities  of a Client in the two-month period prior to the announcement of interim figures or the preliminary announcement of annual figures.

6) Pre-clearance

All Access  Persons  are  required  to  pre-clear  transactions  in all  Covered
Securities, including certain transactions in Reportable Funds, (excluding those securities  exempted  under Section D (9),  money market funds,  and  Reportable
Funds if purchased  through an automatic  contribution or  reinvestment  program
(such as a 401(k) contribution)  provided that the initial position is disclosed on the Initial  Holdings  Report or the initial  acquisition of such security is pre-cleared).

Requests for pre-clearance should be made in writing via E-mail to the Adviser's
Compliance mailbox.  Pre-clearance requests must include the type of transaction
(e.g., buy or sell),  the security name,  security symbol / CUSIP, the number of shares (or investment amount), the brokerage account name and account number.

Transactions should not be placed for execution until pre-clearance approval has been  received.  Pre-clearance  approval  is good  only  for  the day  received;
therefore, orders should be placed as market or day limit orders.

If for any reason the trade is not  executed  on the day on which  pre-clearance approval is  received,  the Access  Person must submit a new request and receive approval prior to placing any subsequent order.

7) 30 Day Holding Period

All Access  Persons must  maintain any position in a Reportable  Fund,  with the exception of money market  funds,  for at least 30 calendar days before they can be sold or  exchanged.  Exceptions to this policy will be considered in hardship situations,  but must be approved in writing, in advance by the Chief Compliance
Officer or designee.

Additionally,  Investment Personnel shall not profit from the purchase and sale, or sale and purchase,  of the same (or  equivalent)  Covered  Securities  within thirty (30)  calendar  days.  Trades made in violation of this policy  should be unwound,  if possible.  Investment  Persons are responsible for monitoring their own trading activities to comply with the 30-Day Holding Period requirement. Any violation of the foregoing restriction may result in disgorgement of all profits from the transactions, as well as other possible sanctions. For purposes of this section,  calculation of profits will be based on a "last-in,  first-out" (LIFO)
basis.

8) Blackout Period

     (a)  Same Day

          Access  Persons are  prohibited  from  executing any personal  Covered
          Securities transaction, excluding transactions in Reportable Funds, on a day when a  Client  has a  pending  buy or sell  order in that  same
          Covered Security.

     (b)  Seven Day

          All Investment  Personnel are  prohibited  from executing any personal
          Covered Securities transactions,  excluding transactions in Reportable
          Funds,  within  seven (7)  calendar  days  before or after the day any
          Client advised by the Adviser trades in that Covered Security.

     (c)  Trades made in violation of these blackout  periods should be unwound, if possible. Any violation of the foregoing restrictions may result in disgorgement  of all profits from the  transactions,  as well as other possible sanctions.

9) Exempted Transactions

The prohibitions of Section (D)(6) Pre-Clearance,  (D)(7) 30 Day Holding Period,
and (D)(8) Blackout Period, of this Code of Ethics shall not apply to:

     (a)  Purchases  or sales  effected  in any  account  over  which the Access
          Person or Investment  Personnel  has no direct or indirect  influence, control or investment discretion or authority;

     (b)  purchases  or sales  which  are  non-volitional(1)  on the part of the
          Access Person, Investment Personnel or a Client;

     (c)  subsequent  purchases  which are made  through an  automatic  dividend reinvestment or automatic direct purchase plan;

     (d)  purchases  effected  upon the  exercise of rights  issued by an issuer pro-rata to all holders of a class of its Covered  Securities,  to the extent such rights were acquired  from such issuer,  and sales of such rights so acquired;

     (e)  purchases  or sales  effected by the Adviser on behalf of other Client accounts managed by such Adviser; or

     (f)  purchases or sales of the securities listed on Exhibit D of the Code.

10) Gifts

No Covered  Person shall seek or accept  anything of more than de minimis value, either directly or indirectly,  from  broker-dealers or other persons,  which to the actual  knowledge  of the Access  Persons,  do business or might do business with a Client or the Adviser.  For  purposes of this  provision,  the  following gifts  will  not be  considered  to be in  violation  of  this  section:  (a) an occasional  meal; (b) an occasional  ticket to a sporting event,  the theater or comparable entertainment; and (c) other gifts of nominal cost.

11) Board of Directors

Investment  Personnel are prohibited  from serving on the boards of directors of publicly traded companies,  absent receiving prior  authorization from the Chief
Compliance Officer. Such authorization should be based upon a determination that the board service would be consistent  with the interests of Clients  advised by the employee.  Where service on a board of directors is  authorized,  Investment
Personnel  serving as directors should be isolated from those making  investment decisions regarding the company through "Chinese Wall" procedures.

E. MARKET TIMING

All  Covered  Persons are  expected to read and  understand  the  definition  of
"Market Timing" (Section A (11)) and adhere to the Code's specific  requirements in this regard.  Market  Timing is  prohibited  in any Fund; if it is determined that  personal  trading  activities  violate  these  restrictions,  the  Adviser reserves the right to impose such sanctions as deemed appropriate.

To ensure  that the  Code's  requirements  are met and to comply  with the SEC's objective for enhanced disclosure, all Access Persons must report on a quarterly basis to the Chief Compliance  Officer certain  transactions in Reportable Funds
(excluding  money market  funds) in all  accounts for which you have  Beneficial
Ownership.   On-going  purchases  made  through  an  automatic  contribution  or reinvestment  program  (such as a 401k  program) are not required to be reported provided that the initial position has been disclosed or reported on the Initial
Holdings  Report,  Quarterly  Transaction  Report and / or the  Annual  Holdings
Report.

All sales,  all  exchanges  and all new  purchases in  Reportable  Funds must be disclosed on a quarterly basis by all Access Persons.

All Access  Persons must read,  complete and return  Exhibit F of the Code which acknowledges  and  permits the Chief  Compliance  Officer or designee to monitor activity in any NorthPointe benefit plan,  including 401(k) activities and other
NorthPointe  non-qualified  deferred  compensation  benefit  plans.  New  401(k)
participants must disclose in writing their enrollment in the NorthPointe 401(k)
Plan to the Chief  Compliance  Officer by completing and returning  Exhibit F of the Code.
_________________

(1)  Non-volitional purchases or sales include those transactions,  which do not involve a willing act or  conscious  decision on the part of the  director, officer or employee. For example,  shares received or disposed of by Access
     Persons or Investment  Personnel in a merger,  recapitalization  or similar transaction are considered non-volitional.

F. REPORTING, DISCLOSURE INFORMATION AND CERTIFICATION REQUIREMENTS

1) Initial Holdings Reports

All Access Persons shall disclose all personal  Covered  Securities  holdings to the Chief Compliance Officer or his designee.  The Initial Holdings Report shall be made on the form  attached  as  Exhibit A and  shall  contain  the  following information:

     (a)  the name of the security,  security symbol or CUSIP, type of security, number of shares and  principal  amount of each  Covered  Security and type of interest  (direct or indirect) in which the Access  Person had beneficial ownership when the person became an Access Person;

     (b)  the name of any broker,  dealer,  bank,  plan  administrator  or other institution with whom the Access Person  maintained an account and the account  number  in which  any  Covered  Securities  were held for the direct or  indirect  benefit of the  Access  Person as of the date the person became an Access Person;

     (c)  the date that the report is  submitted  by the  Access  Person and the date as of which the information is current; and

     (d)  a statement  that the report shall not be construed as an admission by the  person  making  such  report  that he or she has  any  direct  or indirect  beneficial  ownership  in the Covered  Security to which the report relates.

     New Access  Persons are required to submit an Initial  Holdings  Reports no later than 10 days after the person becomes an Access  Person.  All Initial
     Holdings Reports shall provide  information that is current as of a date no more than 45 days before the Initial Holding Report is submitted.

2) Quarterly Reports

     (a)  All Access  Persons  shall report to the Chief  Compliance  Officer or designee,  the information  described in Sub-paragraph  (2)(b) of this
          Section with respect to transactions in any Covered  Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security. As discussed below in Section F (8),  Exempt-Access Persons may be required to make
          Quarterly Reports under certain circumstances.

     (b)  Reports required to be made under this Paragraph (2) shall be made not later than 10 days after the end of the calendar  quarter in which the transaction  to which the  report  relates  was  effected.  All Access
          Persons  shall  be  required  to  submit  a  report  for all  periods, including  those periods in which no Covered  Securities  transactions were effected and NorthPointe  shall rely upon these written quarterly transaction reports for compliance  reporting purposes. A report shall be made on the form attached  hereto as Exhibit B or on any other form containing the following information:

          (i)  the  date  of the  transaction,  the  name of  Covered  Security, security symbol or CUSIP, the interest rate and maturity date (if applicable),  the number of shares,  and the principal  amount of each Covered Security involved;

          (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (iii) the price at which the transaction was effected;

          (iv) the name of the broker, dealer, bank, plan administrator or other institution with or through whom the transaction was effected and the account number where security is held; and

          (v)  the date the report is submitted.

     (c)  Any such report may contain a statement  that the report  shall not be construed as an admission by the person  making such report that he or she has any direct or  indirect  beneficial  ownership  in the Covered
          Security to which the report relates.

     (d)  All Access  Persons  shall  direct their  brokers to supply  duplicate copies of all monthly brokerage statements  (excluding  confirmations)
          for all Covered  Securities  held in any  accounts in which the Access
          Person  is a  Beneficial  Owner to the  Chief  Compliance  Officer  or
          designee  on a timely  basis.  Duplicate  copies of the Firm's  401(k)
          Savings Plan or other deferred  compensation program statements do not need to be sent; however the Compliance  Department reserves the right to modify this  exception  or request  such  information  on an ad-hoc basis.

     (e)  With respect to any new account  established (see Section F(5)) by the
          Access  Person in which any  Covered  Securities  were held during the quarter for the direct or indirect  benefit of the Access Person,  the
          Access Person shall report the following information:

          (i)  the name of the broker, dealer, bank, plan administrator or other institution with whom the Access Person established the account;

          (ii) the date the account was established; and

          (iii) the date the report is submitted.

3) Annual Holdings Reports

     (a)  All Access  Persons  shall  disclose all personal  Covered  Securities holdings on an annual  basis on the Form  attached as Exhibit C within
          30 days after the end of the calendar  year.  All Annual Reports shall provide  information on personal Covered  Securities  holdings that is current as of a date no more than 30 days before the Annual  Report is
          submitted.   Such  Annual   Reports   shall   contain  the   following
          information:

          (i)  the name of the  security,  security  symbol or CUSIP,  number of shares and principal  amount of each Covered Security and type of
               interest   (direct  or  indirect)  in  which  the  Access  Person
               beneficial ownership;

          (ii) the name of any broker, dealer, bank, plan administrator or other institution  with whom the Access Person maintains an account and the account  number in which any Covered  Securities are held for the direct or indirect benefit of the Access Person;

          (iii) the date that the report is submitted  by the Access  Person and the date as of which the information is current; and

          (iv) a  statement  that  the  report  shall  not  be  construed  as an admission by the person making such report that he or she has any direct or indirect  beneficial  ownership in the Covered Security to which the report relates.

4) Certification of Compliance with the Code of Ethics

All Covered Persons shall be provided with a copy of this Code of Ethics and any amendments, hereto, and all Covered Persons shall certify annually that:

     (a)  they  have  received,  read  and  understand  the Code of  Ethics  and recognize that they are subject to its provisions;

     (b)  they have complied with the requirements of the Code of Ethics; and

     (c)  to the extent  applicable,  they have  reported all  personal  Covered
          Securities  transactions  required  to be  reported  pursuant  to  the requirements of the Code of Ethics.

Access Persons may make such acknowledgement on their Initial Holdings Reports.

5) Personal Brokerage Accounts

No Access Person shall open a personal  brokerage account directly or indirectly without  obtaining  prior  authorization  from the Chief  Compliance  Officer or designee.  A New  Account  Request  Form  (copy  attached  as Exhibit G) must be completed and submitted to the Chief Compliance Officer or designee for approval in advance of opening a new account.

All Access  Persons shall  provide  Compliance  personnel  with a listing of all brokerage  accounts in which the Access Person has a direct or indirect interest upon commencing employment and on an annual basis thereafter.  These reports may be made using Exhibits A or C, as applicable.

No Access Persons shall request or receive  financial benefit or special dealing benefits for any personal brokerage account, which are not made available to the general public on the same terms and conditions.

6) Review of Reports and Notification

The Adviser will appoint  Compliance  personnel to review all brokerage  account statements  and,  Initial,  Quarterly and Annual Reports to detect  conflicts of interest and abusive  practices.  In addition,  the Chief Compliance  Officer or designee shall notify each Covered Person as to the extent to which he or she is subject to the  reporting  requirements  provided  under this Code of Ethics and shall deliver a copy of this Code of Ethics to each Covered Person upon request.

7) Responsibility to Report

The responsibility for reporting is imposed on each Reporting Person required to make a report to ensure  that  Compliance  is in receipt of timely and  complete reports.  Efforts on behalf of the  Reporting  Person by other  services  (e.g., brokerage firms) do not change or alter the Access Person's responsibility. Late reporting  is  regarded as a direct  violation  of this Code and will be treated accordingly.  Individuals  who  neglect  their  responsibility  for  appropriate reporting as defined in Sections F (1),  (2), (3), (4) and (5) of this Code will be subject to sanctions including suspension of pre-clearance privileges, fines, and, in appropriate cases, termination,  and will be given written notice of the violation.

Requirements for Exempt-Access Persons

     (a)  In  addition  to the  Certification  of  Compliance  described  above,
          Exempt-Access  Covered Persons must, prior to being designated as such and not less  frequently  than  once  per  calendar  year  thereafter, provide to the CCO, a  certification,  in the form attached as Exhibit
          H.

     (b)  Once designated by the CCO as an Exempt-Access  Person, the individual is exempt from the initial and annual holdings reports.  Exempt-Access
          Persons must submit to the CCO a quarterly  transaction  report in the form  attached as Exhibit B not later than ten (10) days after the end of each  calendar  quarter  with  respect  to any  Covered  Securities transaction  occurring in such quarter only if such person knew at the time of the  transaction  or, in the ordinary course of fulfilling his or her  official  duties,  should have known  that,  during the 15-day period  immediately before or after the date of the Covered Securities transaction,  a Client account purchased or sold the Covered Security, or an Adviser  considered  purchasing or selling the Covered  Security for a  Client  account.  Any such  report  must be  accompanied  by an explanation of the circumstances which necessitated its filing.

     (c)  Any  Exempt-Access  Person who obtains or seeks to obtain  information which,  under the relevant  Rules,  would suggest that the  individual should be treated as an Access Person must promptly  inform the CCO of the relevant circumstances and, unless notified to the contrary by the
          CCO,  must comply with all relevant  Code  requirements  applicable to
          Access Persons until such time as the CCO determines that reversion to
          Exempt-Access Person status is appropriate.

G. REPORTING OF VIOLATIONS

All Covered Persons shall promptly  report any possible  violations of this Code to the Chief Compliance  Officer.  Employees should be aware that violations may need to be reported to clients and/or their Boards of Directors.

H. MUTUAL FUND CLIENTS

1)   As part of each mutual fund client's  policies and annual contract  review, such clients may ask the Firm to provide current information regarding this policy as well as any violations  hereunder.  The Chief Compliance  Officer
     shall  submit  all  requested   information  within  each  client's  stated
     guidelines.

2)   Investment  Company  Clients may require more  frequent  (i.e.  Quarterly)
     reporting for any material  changes to this Code of Ethics.  The Compliance
     Officer shall maintain a listing of such  requirements and ensure that such requirements are met.

I. ANNUAL REPORTING TO INVESTMENT COMPANY CLIENTS

The Adviser shall prepare a written annual report relating to its Code of Ethics to the board of each  investment  company Client for which it acts as investment adviser or sub-adviser. Such annual report shall:

     1)   summarize existing  procedures  concerning  personal investing and any material changes in the procedures made during the past year;

     2)   identify any material violations requiring significant remedial action during the past year;

     3)   identify  any  recommended  changes in the  existing  restrictions  or procedures  based upon experience  under its Code of Ethics,  evolving industry  practices or developments in applicable laws or regulations;
          and

     4)   certify that the Adviser has adopted procedures  reasonably  necessary to prevent Access Persons from violating its Code of Ethics.

J. SANCTIONS

Covered  Persons are expected to observe the highest  standards of  professional conduct when conducting their business and may be held personally liable for any improper or illegal acts committed during their  employment.  Upon discovering a violation of the Code, the Chief Compliance Officer and/or the Boards may impose such sanctions, as they deem appropriate, including, among other things, issuing a letter of censure,  suspending or terminating  the employment of the violator, or referring the matter to the appropriate regulatory or governmental authority.

The Adviser in its sole and  absolute  discretion,  reserves the right to direct you to cancel or unwind any trade at your  expense.  From time to time,  you may also have your  positions  frozen due to potential  conflicts of interest or the appearance of impropriety. The Adviser may, in its sole and absolute discretion, suspend or revoke your trading privileges at any time.

As a firm, our commitment to integrity and ethical  behavior  remains  constant.
Every one of us, every day, must reflect the highest  standards of  professional conduct and personal integrity. Good judgment and the desire to do what is right are the foundation of our reputation.

Any  situation  that may create,  or even appear to create,  a conflict  between personal  interests  and the  interest  of the  Adviser or our  Clients  must be avoided.  It is essential to disclose any questionable  situations to Compliance as soon as such situation arises.

K. GROUNDS FOR DISQUALIFICATION FROM EMPLOYMENT

In addition to actions that may result in termination of employment as described above in  Section  J,  pursuant  to the terms of  Section 9 of the 1940 Act,  no person may become or  continue to be an officer,  director,  Advisory  Person or employee of the Adviser  without an exemptive order issued by the Securities and
Exchange Commission, if such person:

     1)   within  the past  ten  years  has  been  convicted  of any  felony  or misdemeanor involving the purchase or sale of any security; or arising out of his  or  her  conduct  as an  affiliated  person,  salesman  or employee of any investment company,  bank, insurance company or entity or person required to be registered under the Commodity  Exchange Act;
          or as an affiliate  person,  salesman,  or employee of any  investment company,  bank,  insurance company, or entity or person required to be registered under the Commodities Exchange Act.

     2)   is or becomes permanently or temporarily  enjoined by any courts from:
          (i) acting as an  underwriter,  broker,  dealer,  investment  adviser, municipal securities dealer,  government securities broker, government securities  dealer,  bank,  transfer  agent,  or  entity  or a  person required to be registered  under the Commodity  Exchange Act, or as an affiliated  person,  salesman or employees of any investment  company, bank,  insurance  company  or  entity  or  a  person  required  to  be registered  under the  Commodity  Exchange Act; or (ii) engaging in or continuing  any  conduct  or  practice  in  connection  with  any such activity or in connection with the purchase or sale of any security.

It is your obligation to immediately report any conviction or injunction falling within the foregoing provisions to the Chief Compliance Officer.

L. RETENTION OF RECORDS

Each Adviser must, at its principal place of business,  maintain  records in the manner and to the extent set out below and must make these records  available to the U.S. Securities and Exchange Commission ("SEC") or any representative of the
SEC at any time and from time to time for reasonable periodic,  special or other examination:

     1)   A copy of this Code of Ethics,  or any Code of Ethics which within the past five (5)  years  has been in  effect,  shall be  preserved  in an easily accessible place;

     2)   A record of any  violation  of this Code of Ethics,  and of any action taken as a result of such  violation,  shall be preserved in an easily accessible  place  for a  period  of not  less  than  five  (5)  years following the end of the fiscal year in which the violation occurs;

     3)   A copy of each report,  certification  or  acknowledgement  made by an
          Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made,  the  first  two  years in an  easily  accessible place;

     4)   A list of all  persons who are, or within the past five (5) years have been,  required to make reports  pursuant to this Code of Ethics shall be maintained in an easily accessible place;

     5)   A record of any decision,  and the reasons supporting the decision, to approve the acquisition by Investment  Personnel of Covered Securities in a private  placement,  as described in Section D(3) of this Code of
          Ethics,  for at least five (5) years  after the end of the fiscal year in which the approval is granted; and

     6)   A copy of each annual  report  required  under  Section F for at least five (5) years  after the end of the fiscal  year in which it is made, the first two in an accessible place.

All such  records  shall be  maintained  for at least  the first two years in an easily accessible place as deemed appropriate by the Adviser.

                                    EXHIBIT A
                                 CODE OF ETHICS

                           INITIAL HOLDINGS REPORT (*)

Please complete the following certification, including Part I and Part II below.
You are required to list ALL Covered  Securities  and all accounts for which you have "beneficial ownership", as defined in Section A (3) in the Code of Ethics.

To the Chief Compliance Officer:

     1.   I hereby acknowledge receipt of the Code of Ethics.

     2.   I have read and  understand  the Code and recognize  that I am subject thereto in the capacity of an "Access Person".

     3.   I hereby  certify that I have had no  knowledge of the  existence of a personal conflict of interest which may involve any Client, such as an economic  relationship  between my personal  securities  holdings  and securities held or to be acquired by any such Client.

     4.   As of my start date (date:  ____________) I had a beneficial ownership in the following  Covered  Securities:  (Attach  additional  sheets as necessary.)

PART I: COVERED SECURITIES

                                                                Principal      Type of           Name of
                       Security                                 Amount of      Interest      Institution Where
                       Symbol /    Type of      Number of       Covered       (direct or      Securities Are       Account Number
  Name of Security     CUSIP       Security     Shares          Security       indirect)           Held              Where Held
---------------------- ----------- ----------- -------------- -------------- -------------- -------------------- --------------------

------------------------ ----------- ----------- -------------- -------------- -------------- -------------------- ------------------

---------------------- ----------- ----------- -------------- -------------- -------------- -------------------- --------------------

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---------------------- ----------- ----------- -------------- -------------- -------------- -------------------- --------------------

---------------------- ----------- ----------- -------------- -------------- -------------- -------------------- --------------------

Print Name        _____________________________

PART II:  ACCOUNTS

5.   As of my start date (INSERT DATE :___________) I had a beneficial ownership
     in  the  following  accounts  with  the  brokers,   dealers,   banks,  plan
     administrators  or other  institutions  listed  below:  (Attach  additional sheets as necessary.)

---------------------------------------- ---------------------- ---------------------- ---------------------------------
      Institution with Whom
       Account Maintained                   Account Number          Account Title           Relationship to Employee
---------------------------------------- ---------------------- ---------------------- ---------------------------------

---------------------------------------- ---------------------- ---------------------- ---------------------------------

---------------------------------------- ---------------------- ---------------------- ---------------------------------

---------------------------------------- ---------------------- ---------------------- ---------------------------------

---------------------------------------- ---------------------- ---------------------- ---------------------------------

---------------------------------------- ---------------------- ---------------------- ---------------------------------

Additional information is is not attached (please initial appropriate answer).

Signature: ____________________________

Title:   ______________________________

Date Report Submitted: ________________

(*)  The requested  information  should be provided for all Covered  Securities.
     Covered  Securities  are all  securities  except direct  obligations of the
     United  States  government,  bankers'  acceptances,  bank  certificates  of
     deposit,   commercial  paper,  high  quality  short-term  debt  instruments
     (including repurchase agreements),  shares of money market funds, shares of registered open-end investment companies,  other than Reportable Funds, and shares of unit  investment  trusts that are invested  exclusively in one or more open end funds that are not Reportable  Funds.  Reportable  Fund means any fund for which NorthPointe serves as advisor or subadvisor.

     Further,  the above information is requested for all  accounts/transactions over  which you have any  direct or  indirect  Beneficial  Ownership.  (See
     Section A (3) "Beneficial Ownership" in this Code of Ethics.)

     Please  consult the  Compliance  Department if you have any questions as to the reporting requirements.

                                    EXHIBIT B
                   QUARTERLY SECURITIES TRANSACTIONS REPORT(*)

                For the Calendar Quarter Ended: ________________

To the Chief Compliance Officer:

     During the  quarter  referred to above,  the  following  transactions  were effected in Covered  Securities of which I had, or by reason of such transaction acquired,  direct or indirect Beneficial Ownership, and which are required to be reported  pursuant  to  the  Code  of  Ethics  adopted  by the  Adviser  (attach additional sheets as necessary).

_____ Please initial box if No transactions in Covered  Securities were effected during this reporting period.

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------
                                            Security    Rate &                Principal       Transaction                   Institution
   Title of         Date of       No. of    Symbol/     Maturity   Security   Amount of       (Purchase,        Account     Through Whom
   Security       Transaction     Shares     CUSIP      Date       Price     Transaction      Sale, Other)      Number        Effected
---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

---------------- --------------- --------- ---------- ----------- --------- --------------- ---------------- ------------ ----------------

     This report (i) excludes transactions with respect to which I had no direct or indirect  influence or control,  (ii) other  transactions  not required to be reported,  and  (iii)  is not an  admission  that I have  or had any  direct  or indirect Beneficial Ownership in the Covered Securities listed above.

Print Name: __________________________________

                   QUARTERLY SECURITIES TRANSACTIONS REPORT(*)

               For the Calendar Quarter Ended: __________________

     I hereby  represent  that I previously  reported all brokerage  accounts in which Covered  Securities were held during the quarter referenced above for my indirect or direct benefit. I further understand that in compliance with the Code I must have copies of my monthly brokerage  statements sent to the
     Chief  Compliance  Officer  and  that I must get  approval  to open any new account that can hold Covered Securities.

     Except as noted in this report,  I hereby  certify that I have no knowledge of the existence of any personal  conflicts of interest  relationship  which may involve any Client, such as the existence of any economic  relationship  between my transactions and Covered Securities held or to be acquired by any Client.

Signature:_________________________________

Title:   ___________________________________

Date Report Submitted:   _____________________

(*)  The requested  information  should be provided for all Covered  Securities.
     Covered  Securities  are all  securities  except direct  obligations of the
     United  States  Government,  bankers'  acceptances,  bank  certificates  of
     deposit,   commercial  paper,  high  quality  short-term  debt  instruments
     (including repurchase agreements),  shares of money market funds, shares of registered open-end  investment  companies other than Reportable Funds, and shares of unit  investment  trusts that are invested  exclusively in one or more open-end Funds that are not Reportable  Funds.  Reportable  Fund means any fund for which NorthPointe serves as advisor or subadvisor.

Further, the above information is requested for all  accounts/transactions  over which you have any direct or  indirect  Beneficial  Ownership.  Please  refer to
Section A(3) "Beneficial Ownership" for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

Please  consult the  Compliance  Department  if you have any questions as to the reporting requirements.

                                    EXHIBIT C

                             ANNUAL HOLDINGS REPORT

To the Chief Compliance Officer:

     1.   I have read and  understand  the Code and recognize  that I am subject thereto in the capacity of an "Access Person."

     2.   I hereby certify that,  during the year ended December 31, 200____,  I have  complied with the  requirements  of the Code and I have reported all  Covered  Securities  transactions,  including  Reportable  Funds, required to be reported pursuant to the Code.

     3.   I hereby  certify  that I have no  knowledge  of the  existence of any personal conflict of interest  relationship that may involve a Client, such as any  economic  relationship  between  my  personal  securities transactions  and  Covered  Securities  held  or to be  acquired  by a
          Client.

     4.   As of  December  31,  200__,  I had a direct  or  indirect  Beneficial
          Ownership in the following Covered Securities:

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------
                                                              Principal Amount  Type of Interest      Institution
   Title of       Type of         Security      Number of        Of Covered        (Direct or      Where Securities      Account
   Security       Security     Symbol / CUSIP     Shares          Security          Indirect)          are Held          Number
--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

--------------- -------------- --------------- ------------- ----------------- ------------------ ------------------ ---------------

Please Print Name: ________________________

     5.   I hereby  represent  that I maintain  the  account(s)  listed below in which Covered  Securities  are held for my direct or indirect  benefit with the brokers, dealers or banks listed below.

-------------------------------------------------------- --------------------------- --------------------------

                 Name of Institution                           Account Number            Date Established
-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

-------------------------------------------------------- --------------------------- --------------------------

Name:__________________________
Title:_________________________
Date Report Submitted:_________

(*)  The requested  information  should be provided for all Covered  Securities.
     Covered  Securities  are all  securities  except direct  obligations of the
     United  States  government,  bankers'  acceptances,  bank  certificates  of
     deposit,   commercial  paper,  high  quality  short-term  debt  instruments
     (including repurchase agreements),  shares of money market funds, shares of registered  open-end  investment  companies  other than  Reportable  Funds, shares of unit  investment  trusts that are invested  exclusively in one or more open-end Funds that are not Reportable  Funds.  Reportable  Fund means any fund for which NorthPointe serves as advisor or subadvisor.

     Further,  the above information is requested for all  accounts/transactions over which you have any direct or  indirect  Beneficial  Ownership.  Please refer to Section A(3) "Beneficial Ownership" for a complete definition of a person who is regarded as the beneficial owner of Covered Securities.

     Please  consult the  Compliance  Department if you have any questions as to the reporting requirements.

                                  EXHIBIT D(1)

     Access Persons will not be subject to the Pre-clearance  requirements under
Section  D(6),  the Holding  requirements  under  Section  D(7), or the Blackout
Period under Section D(8) with respect to the following securities:

None. At this time no securities  are considered  exempt from the  pre-clearance policies as there is a possibility  that such  securities  (ETF's in particular)
could  possibly  be used  in  client  accounts  on a short  term  basis  for the investment of excess cash or to gain market  exposure  pending the investment of such temporary cash amounts in regular securities.

                                    EXHIBIT E

                     PRIVATE PLACEMENT APPROVAL REQUEST FORM

 (Attach a copy of the private placement memorandum, offering memorandum or any other relevant documentation)

Name:___________________  Employee ID: _________________Office Phone No.________

E-mail________________________  Department/Job Title:  ________________________

1.   Name  of  the   sponsor's   corporation,   partnership   or  other  entity:
     _____________________________________

2.   Name of the private placement____________________________________________

3.   Is the sponsor's corporation, partnership or other entity: Private Public

4.   Type of the security or fund:______________________________________________

5.   Nature of the participation  (stockholder,  selling agent, general partner, limited partner). Indicate all applicable.
     ___________________________________________________________________________

6.   Have you received or will you receive "selling  compensation" in connection with the transaction?  Yes No (selling  compensation means any compensation paid directly or indirectly from whatever source in connection with or as a result of the  purchase  or sale of a  security,  though  not  limited  to, commissions,  finders fees,  securities,  rights to participate in profits, tax benefits,  or dissolution  proceeds, as a general partner or otherwise, or expense reimbursement)

     If yes, describe the nature of compensation: ______________________________

7.   Planned date of transaction:  _____________________________________________

8.   Size of offering (if a fund, size of fund) ________________________________

9.   Size of your participation (number of units/shares and total dollar amount)
     ________________________________________

10.  Your participation as a percentage of total shares or units outstanding:
     ________________________________________

11.  Does/Will the investment carry limited or unlimited liability?
     Limited        Unlimited

12.  Will the investment require any use of premises,  facilities or materials of the Adviser or any of its affiliates?
     Yes        No

     If yes, please describe: __________________________________________________

13.  Have you or do you intend to recommend,  refer or solicit others in any way in connection with this investment? Yes No

14.  Is the Adviser or any of its affiliates in any way involved? Yes No

     If yes, please describe. __________________________________________________

15.  Describe the business to be conducted by the issuer of private placement
     ___________________________________________________________________________

16.  If the private placement is a Fund, describe its investment objective
     (value, growth, core or specialty)
     ___________________________________________________________________________

17.  Has this private placement been made available to any NorthPointe Mutual
     Fund or any Managed Account where either you or the person you report to exercised investment discretion?
     Yes      No  If no, state why.
     ___________________________________________________________________________

18.  If the answer to question 17 is "Yes" please describe which fund or managed account.
     ___________________________________________________________________________

     Do you participate or do you plan to participate in any investment decision for the private placement?

     Yes  No

     If yes, please describe. __________________________________________________

19.  Do you participate or do you plan to participate in the management of the sponsor?
     Yes     No.

     If yes, state title and give description of duties.________________________

20.  Describe how you became aware of this private placement. __________________

21.  To the best of your knowledge, will this private placement result in an initial public offering within the next 12-18 months?
     Yes    No

Please  note:  An Outside  Business  Activity  Disclosure  must also be filed in advance with Compliance by any employee intending to hold a management  position in any business other than with the Adviser.

By  signing  below,  I certify  that my  responses  to this  Private  Securities
Transaction  Disclosure are true and correct to the best of my knowledge. I will report any changes in this information  promptly,  in writing,  to my designated manager and to Compliance and will obtain written acknowledgement or approval as
required  by  Adviser   policy  before  any  additional   involvement   such  as
participation in additional  sales,  holdings,  compensation or participation in the company's  management or before  engaging in any future  private  securities transactions. I hereby confirm that any private securities transaction described in this  questionnaire  is unrelated to and beyond the scope of my employment by the Adviser. Notwithstanding the immediate preceding sentence, I understand that regulations  and Adviser policy  require that I obtain the Adviser's  consent to any private  securities  transaction,  and I acknowledge  that such consent,  if granted,  is  revocable  at any  time and is  subject  to my  understanding  and acknowledgement that such private securities  transaction is in no way sponsored by the  Adviser and shall give rise to no  liability  on the part of the Adviser whatsoever, whether by way of indemnification, insurance or otherwise.

Employee Signature __________________________________________  Date ____________

                                   EXHIBIT F

             NorthPointe Capital LLC 401(k) Savings Plan Disclosure

 __ I currently participate in the NorthPointe Capital LLC 401(k) Savings Plan

   __ I do not participate in the NorthPointe Capital LLC 401(k) Savings Plan

I understand  that should I elect the self  directed  brokerage  option  offered through the NorthPointe Capital LLC 401(k) program, this is considered a covered account under the Code of Ethics and that all transactions in covered securities must be  pre-cleared.  Should I elect in the  future to open this  self-directed brokerage  account,  I  understand  that I must  obtain  pre-approval  from  the
Adviser's Compliance Department.

By signing below I authorize the Adviser's Chief Compliance  Officer or designee to review transaction activity for any benefit plan offered to me by NorthPointe
Capital LLC. I understand  that this  monitoring is required to conform with the
Code of Ethics policy requirement  prohibiting market timing, and to comply with the SEC's objective for enhanced disclosure.

____________________________________
Print Name

____________________________________
Signature

____________________________________
Date

                                    EXHIBIT G

                       NEW BROKERAGE ACCOUNT APPROVAL FORM

     Please  complete  this form to  establish  a new account for which you will have  beneficial  ownership.  Please  make  additional  copies  of this  page as necessary,  in order to  include  information  for any new  account  you wish to establish. Please submit the completed form to the Compliance Department.

     You will be notified via e-mail regarding the status of your request.

     Print Name:   _____________________________________________________________

     I would like to open an account to be held by the following institution:

     ___________________________________________________________________________

     The account will be titled in the name(s) as follows:

     ___________________________________________________________________________

     Employee's relationship to the account owner:

     ___________________________________________________________________________

____ This account is NOT independently managed; I am involved in the investments decisions.

____ This account is independently  managed; I do not have investment discretion or authority.

     Name of the Investment Manager and relationship, if any: __________________

EMPLOYEE'S SIGNATURE:________________________  DATE:_____________________

As a  reminder,  you are  required  to  ensure  that the  Compliance  Department received duplicate copies of all statements.  Statements should be sent directly from the Institution to the following address:

                            NORTHPOINTE CAPITAL, LLC
                           C/O: COMPLIANCE DEPARTMENT
                               101 BIG BEAVER ROAD
                                 TROY, MI 48084

                                    EXHIBIT H

                 CERTIFICATION OF REBUTTAL OF ACCESS PRESUMPTION

I, _______________________, do hereby certify and affirm that:

1)   I      serve      as      ________________________      and     am     also
     _____________________________   (insert   position  with  Adviser)  (insert
     position with Affiliate)

2)   During the immediate prior calendar year:

     a)   I have not, with respect to any Client(2) account,  obtained or sought to obtain  information  regarding  the  Client's  purchase  or sale of securities;

     b)   I have not, with respect to any Reportable  Fund,  made,  participated in, obtained or sought to obtain  information  about,  the purchase or sale of a Covered Security or related recommendations;

     c)   My regular  functions  and duties have not, with respect to Reportable
          Funds, related to such recommendations, purchase or sales;

     d)   I have not been  involved  in  making  securities  recommendations  to
          Adviser Clients nor have I obtained,  or sought to obtain  information about such any such recommendations which are non-public;

     e)   I am aware of and have complied  with all  provisions of the Code that are relevant to me and with any policies and procedures of the Adviser and its  affiliates  relevant to the control of sensitive  information about  Client  accounts or Adviser  recommendations  to which I may be subject.  I further agree to continue to comply with all such policies and procedures, as they may be amended from time to time.

3)   If any of the representations set forth in 2(a) through (e) above ceases to be true, I will inform the  Adviser's CCO  promptly,  and unless  otherwise notified  by the CCO,  will  comply  with the  relevant  Code  requirements applicable to Access Persons.

4)   I recognize  that I am providing this  certification  in order to allow the
     CCO to consider my designation  as an  Exempt-Access  person.  I have read, understand  and  agree to abide by the  Adviser's  Code of  Ethics,  and in particular, those provisions of the Code relevant to Exempt-Access Persons.

[Insert Signature Block]

[Insert Date]
________________

(2)  Capitalized  terms have the meaning  assigned to them by the Adviser's Code of Ethics.  For convenience,  relevant  definitions  appear in the attached
     Glossary.

"Access Person" means any director,  officer,  Advisory Person or employee of an
Adviser as well as any other person that the Chief  Compliance  Officer  ("CCO")
determines to be an Access Person. An Access Person shall not include any person who the CCO determines to be an Exempt-Access  Person. The CCO maintains records of the status of all relevant  persons under the Code, and will inform each such person about that person's status as necessary.

1)   "Chief Compliance  Officer" or "CCO" means the Chief Compliance Officer for the  Adviser  (as  designated  on that  Adviser's  Form  ADV) or the  CCO's designee, as applicable.

2)   "Client" means

     (a)  any  investment  company  registered  under the Act or any series of a registered  investment company for whom the Adviser acts as investment adviser or sub-adviser or

     (b)  any  separately  managed  investment  account,   commingled/collective
          investment  trust  fund,  hedge  fund  and  other  similar  investment arrangement, which is advised by the Adviser.

3)   "Covered Person" means all Access and Exempt-Access Person.

4)   "Covered  Security" means a security as defined in Section  2(a)(36) of the
     Act,  except that it shall not  include  direct  obligations  of the United
     States  government,  bankers'  acceptances,  bank  certificates of deposit, commercial  paper,  high quality  short-term  debt  instruments  (including repurchase agreements),  shares of money market funds, shares of registered open-end investment  companies,  (other than Reportable Funds as defined in
     A(14)) and shares of unit investment  trusts that are exclusively  invested in one or more open-end Funds that are not Reportable Funds.

5)   "Fund" means an investment company registered under the Act.

6)   "Exempt-Access Persons." The Adviser's officers,  directors,  employees and other related  persons,  are presumed to be Access  Persons for purposes of the Rule. However, certain persons, such as certain officers,  directors of the Adviser, or other persons,  such as temporary  employees,  often do not have actual access to investment or portfolio information or participate in the recommendation  process. Where the CCO has determined that the relevant director,  officer,  employee or temporary employee:  (1) does not meet the definition  of  "Advisory  Person;" (2) does not  otherwise  have access to nonpublic  information  with respect to Client  holdings,  transactions  or securities  recommendations;  and (3) is not involved in the recommendation process,  the CCO may  determine to treat such person as an  "Exempt-Access
     Person" for purposes of this Code.  Exempt-Access  Persons  must,  prior to being so designated and at least annually thereafter certify to the CCO, in the form attached as Exhibit H as to the relevant  facts and  circumstances that formed the basis of the CCO's above-described determination.

7)   "Purchase or sale of a Covered Security" includes,  among other things, the writing of an option to purchase or sell a Covered Security.

8)   "Reportable Fund" means any fund for which NorthPointe serves as advisor or subadvisor.